Exhibit 99.1

NETLIST REPORTS THIRD QUARTER 2012 RESULTS

IRVINE, CALIFORNIA, November 13, 2012 - Netlist, Inc. (NASDAQ: NLST), a designer and manufacturer of high-performance memory subsystems, today reported financial results for the third quarter and nine months ended September 29, 2012.

Revenues for the three months ended September 29, 2012, were $6.4 million, down 61 percent from revenues of $16.3 million for the third quarter ended October 1, 2011.  Gross profit for the three months ended September 29, 2012, was $0.4 million, or 6 percent of revenues, compared to a gross profit of $5.5 million, or 34 percent of revenues for the three months ended October 1, 2011, a decrease of 93 percent.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) after adding back net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was a loss of $3.7 million for the three month period ended September 29, 2012, compared to positive adjusted EBITDA of $32,000 for the prior year period.

Net loss for the three months ended September 29, 2012, was $4.8 million, or $0.17 loss per share, compared to a net loss in the prior year period of $1.0 million, or $0.04 loss per share.  These results include stock-based compensation expense of $515,000 for the third quarter of 2012, compared to $464,000 for the third quarter of 2011.

“Our third quarter financial results reflect the current transitional period of our business marked by the faster than anticipated decline in sales of PERC, the largest portion of our business for the past two years, and the delay in the ramp up of new products  including HyperCloud®  and NVvault™.” said C.K. Hong, Chief Executive Officer of Netlist. “We continue to execute our strategy to aggressively market these new products to the world’s top OEMs including IBM which introduced our 32GB HCDIMMs on IBM System x3650 M4 servers in late September.”

“Our 32GB HyperCloud® solution adds to our promising line-up of new products, including the new DDR3 NVvault line of cache data protection products and 32GB 4R Planar-X RDIMM, which also launched during the third quarter. We remain confident in the market potential of these technologies and believe our operations are well-positioned to grow over the long term.”

Revenues for the nine months ended September 29, 2012, were $30.9 million, down 30 percent from revenues of $44.3 million for the nine months ended October 1, 2011.  Gross profit for the nine months ended September 29, 2012, was $8.6 million, or 28 percent of revenues, compared to a gross profit of $14.3 million, or 32 percent of revenues, for the nine months ended October 1, 2011, a decrease of 4 percent in margin percentage and a decrease of 40 percent for the period in gross profit dollars.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) after adding back net interest expense, provision for income taxes, depreciation, amortization, stock-based compensation and net non-operating expense (income) was a loss of $6.6 million for the nine month period ended September 29, 2012, compared to an adjusted EBITDA loss of $2.2 million for the prior year period.

Net loss for the nine months ended September 29, 2012, was $9.9 million, or $0.36 loss per share, compared to a net loss in the prior year period of $5.4 million, or $0.22 loss per share.  These results include stock-based compensation expense of $1.5 million and $1.2 million for the nine month periods ended September 29, 2012 and October 1, 2011, respectively.

As of September 29, 2012, cash, cash equivalents, and investments in marketable securities were $10.9 million, total assets were $28.8 million, working capital was $14.8 million, total debt was $3.6 million, and stockholders’ equity was $15.8 million.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and review the financial results for the third quarter and nine months ended September 29, 2012.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, share-based compensation and non-operating net income and expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles. Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud®, a patented memory technology that breaks traditional memory barriers, NVvault™ family of products that enables data retention during power interruption, EXPRESSvault™, a PCI Express backup/recovery solution for cache data protection and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China and an engineering design center in Silicon Valley, CA. Learn more at www.netlist.com which now includes a blog site with the latest news about Netlist products.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on February 28, 2012, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Gail M. Sasaki
Corey Kinger/Mike Smargiassi (investors)	Chief Financial Officer
Sharon Oh (media)	Netlist, Inc.
NLST@braincomm.com	(949) 435-0025
(212) 986-6667

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	(unaudited)	(audited)
	September 29,	December 31,
	2012	2011

ASSETS
Current assets:
Cash and cash equivalents	$10,441	$10,535
Accounts receivable, net	3,635	11,399
Inventories	9,975	6,057
Prepaid expenses and other current assets	1,151	806
Total current assets	25,202	28,797

Property and equipment, net	3,073	2,771
Long-term investments in marketable securities	443	444
Other assets	129	161
Total assets	$28,847	$32,173

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,073	$6,155
Revolving line of credit	2,800	—
Accrued payroll and related liabilities	1,071	1,813
Accrued expenses and other current liabilities	919	460
Accrued engineering charges	450	450
Current portion of long-term debt	1,115	2,144
Total current liabilities	10,428	11,022
Long-term debt, net of current portion	2,517	1,118
Other liabilities	93	94
Total liabilities	13,038	12,234

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value - 90,000 shares authorized; 28,414 (2012) and 26,390 (2011) shares issued and outstanding	28	26
Additional paid-in capital	98,461	92,709
Accumulated deficit	(82,623)	(72,740)
Accumulated other comprehensive loss	(57)	(56)
Total stockholders’ equity	15,809	19,939
Total liabilities and stockholders’ equity	$28,847	$32,173

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011

Net sales	$6,391	$16,347	$30,910	$44,348
Cost of sales(1)	6,003	10,819	22,348	30,079
Gross profit	388	5,528	8,562	14,269
Operating expenses:
Research and development(1)	2,615	3,983	10,227	11,422
Selling, general and administrative(1)	2,497	2,511	7,977	8,011
Total operating expenses	5,112	6,494	18,204	19,433
Operating loss	(4,724)	(966)	(9,642)	(5,164)
Other income (expense):
Interest expense, net	(98)	(72)	(248)	(147)
Other income (expense), net	4	1	12	(58)
Total other expense, net	(94)	(71)	(236)	(205)
Loss before provision for income taxes	(4,818)	(1,037)	(9,878)	(5,369)
Provision for income taxes	4	2	5	3
Net loss	$(4,822)	$(1,039)	$(9,883)	$(5,372)
Net loss per common share:
Basic and diluted	$(0.17)	$(0.04)	$(0.36)	$(0.22)

Weighted-average common shares outstanding:
Basic and diluted	28,199	25,029	27,680	24,966

(1) Amounts include stock-based compensation expense as follows:

Cost of sales	$28	$21	$105	$51
Research and development	193	178	538	466
Selling, general and administrative	294	265	877	706

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended		Nine Months Ended
	September 29,	October 1,	September 29,	October 1,
	2012	2011	2012	2011

GAAP net loss	$(4,822)	$(1,039)	$(9,883)	$(5,372)

Interest expense, net	98	72	248	147
Provision for income taxes	4	2	5	3
Depreciation and amortization	471	534	1,541	1,717

EBITDA	(4,249)	(431)	(8,089)	(3,505)

Stock-based compensation	515	464	1,520	1,223
Other expense (income), net	(4)	(1)	(12)	58

Adjusted EBITDA	$(3,738)	$32	$(6,581)	$(2,224)